SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 22, 2007

BG FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Tennessee	000-50771	20-0307691
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
InCompany or Organization)	File Number)	Identification Number)

3095 East Andrew Johnson Highway,	Greeneville, Tennessee	37745
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(423) 636-1555

N/A
            (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR.13e-4(c))

Item 4.01  Changes in Registrant's Certifying Accountant

On May 22, 2007, BG Financial Group, Inc. (the "Company"), dismissed its independent public accountants, Pershing Yoakley & Associates, P.C. ("PYA"). Also on May 22, 2007, the Company appointed Hazlett, Lewis & Bieter, PLLC ("HLB") as its new independent public accountants effective immediately. The Company's Board of Directors approved the appointment of HLB, based upon the recommendation of the Audit Committee of the Board of Directors.

PYA's reports on the Company's consolidated financial statements for each of the years ended December 31, 2006 and December 31, 2005, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2006 and December 31, 2005, and the subsequent interim period through May 22, 2007, there are no disagreements with PYA on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to PYA's satisfaction, would have caused PYA to make reference to the subject matter of the disagreement in connection with its report on the Company's consolidated financial statements for such years.

None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of the Company ended December 31, 2006 or within the subsequent interim period through May 22, 2007.

The Company provided PYA with a copy of the foregoing disclosures. Attached as Exhibit 16.1, is a copy of PYA's letter, dated May 22, 2007, stating its agreement with such statements.

During the two most recent fiscal years ended December 31, 2006 and December 31, 2005, and the subsequent interim period through May 22, 2007, the Company did not consult with HLB regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits.

(a)	Financial Statements. None

(b)	Pro Forma Financial Information. None

(c)	Exhibits.

EXHIBIT   DESCRIPTION

16.1            Letter from Pershing Yoakley & Associates, P.C. regarding change in independent auditor

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG FINANCIAL GROUP, INC.

Dated: May 22, 2007	By: /s/ T. Don Waddell
Name: T. Don Waddell
Title: Chief Financial Officer

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INDEX OF EXHIBITS

EXHIBIT                      DESCRIPTION

16.1    Letter from Pershing Yoakley & Associates, P.C. regarding change in independent auditor